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                                                          EXHIBIT 99.1

news release                                            SONIC(TM)

FOR IMMEDIATE RELEASE                      FOR MORE INFORMATION, CONTACT:
December 11, 2001                          Paul Lefebvre, Sonic Solutions
                                  415.893.8000 phone  .  415.893.8008 fax
NASDAQ:SNIC                                paul_lefebvre@sonic.com  email
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                       Adobe Licenses Sonic DVD Technology
        Sonic to Provide Foundation for Future DVD Authoring Applications

Marin County, California (December 11, 2001) - Sonic Solutions (NASDAQ: SNIC), the world's leading supplier of authoring systems for DVD-Video production, today announced that Adobe Systems Incorporated (NASDAQ: ADBE), the leader in network publishing, has agreed to license Sonic's DVD authoring technology as the foundation of a new Adobe-branded DVD authoring application for the emerging desktop DVD publishing market.

"We expect DVD to become the medium of choice for video publishing, and DVD authoring to be one of our fastest-growing market segments," said Bryan Lamkin, Senior Vice President of Adobe Systems' Graphics Business Unit. "Sonic's reputation as the premier supplier of DVD technology made them the clear choice for Adobe's DVD solution."

Under the terms of the agreement, Adobe will license the technology underlying Sonic's desktop DVD authoring applications, including Sonic's industry-leading AuthorScript(R) formatting engine. Adobe and Sonic will work together to initiate the development of Adobe-branded DVD software, and the companies plan to cooperate in marketing their respective product lines. Sonic will continue its focus on home and consumer markets, as well as on systems for Hollywood studios, professional post production and high-end corporate applications.

"We're very pleased to be teaming with Adobe as they expand their digital video and digital imaging product lines to include DVD-Video creation," said Bob Doris, President of Sonic. "Adobe's product lineup and success in digital media joined with Sonic's expertise in DVD-Video makes for an unbeatable combination."

The DVD market is expanding rapidly as consumers adopt DVD player technology faster than any other video playback device. The rate

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of adoption for DVD technology has outpaced the CD by a factor of three and the
VCR by a factor of seven. According to Dataquest, the annual sales of DVD home players will exceed 60 million units by 2004. Also by 2004, an additional 100 million DVD units will be sold in desktop and laptop computers. The ability to author DVDs directly on the desktop is expanding rapidly, with manufacturers such as Hewlett-Packard, LaCie, Logitec, Panasonic, Philips, Pioneer, Ricoh, Sony and others bundling Sonic MyDVD with their recordable DVD drives for use with desktop computers.

About Sonic Solutions (NASDAQ: SNIC)

Based in Marin County, California, Sonic (http://www.sonic.com) is the world's leading manufacturer of solutions for DVD creation. Sonic DVD Creator(R), Sonic Scenarist(R), Sonic ReelDVD(TM) and Sonic DVD Fusion(R) are the most widely-used systems for professional DVD publishing, and are installed worldwide at major studios, post production facilities and in corporate marketing departments. Sonic DVDit!(R) (http://www.dvdit.com) is the leading DVD authoring application for videographers and corporate video producers; more than 1 million copies of DVDit! have been sold. Sonic MyDVD(TM) (http://www.mydvd3.com) is the first DVD authoring application for consumers, and is the leading DVD solution among DVD recorder and PC manufacturers. Sonic is a full voting member of the DVD Forum, the standards-setting body for the DVD format.

(c) 2001 Sonic Solutions. Sonic Solutions, the Sonic logo, MyDVD, and ReelDVD are trademarks of Sonic Solutions. AuthorScript, DVD Creator, DVD Fusion, DVDit!. Scenarist, and SonicStudio are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners. Specifications, pricing and delivery schedules are subject to change without notice.

The above paragraphs of this press release contain forward looking statements that are based upon current expectations. Actual results could differ materially from those projected in the forward looking statements as a result of various risks and uncertainties including, among others, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms and other factors, including those discussed in the Company's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjuction with the Company's most recent annual report on Form 10-K and quarterly report on Form 10Q on file with the Securities and Exchange Commission, which contain a more detailed discussion of the Company's business including risks and uncertainties that may affect future results.